EXHIBIT 4.6

                             STOCKHOLDERS' AGREEMENT

        THIS STOCKHOLDERS' AGREEMENT (this "Agreement") made as of this 9th day of August, 1996, is by and among CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Corporation"), having its principal office at 1360 Post Oak Boulevard, Suite 1300, Houston, Texas 77056, and certain stockholders of the Corporation listed on Schedule A attached hereto (collectively, the "Stockholders").

                                   BACKGROUND

        The Corporation is a corporation duly organized and existing under the laws of the State of Delaware. Each of the Stockholders owns that number of shares of Common Stock set forth opposite the name of each such Stockholder on Schedule A attached hereto. The issuance by the Corporation of Common Stock to the Horizon Stockholder (as herein defined) was made pursuant to the provisions of that certain Plan and Agreement of Reorganization (the "Plan of Reorganization") dated as of July __, 1996, by and among Castle Dental Centers, Inc., Castle Dental Centers of Texas, Inc., N.A. Dental Services, P.C., EFW Dental Services, P.C., HDC Dental Services, P.C., Midcities Dental Services, P.C., NEFW Dental Services, P.C. and West Ft. Worth Dental Services, P.C. (collectively, the "Dental Centers") and Joseph A. Bonola, D.D.S., Kristen Bonola and Larry C. Jackson, D.D.S. (collectively, the "Shareholders"), and the execution and delivery of this Agreement by the Dental Centers and the Shareholders is a condition to the consummation of the transactions contemplated by the Plan of Reorganization.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    SECTION I
                                  DEFINITIONS.

        As used herein, the following terms shall have the meanings assigned to them above or as specified below:

               "AFFILIATE" shall have the meaning provided in Rule 501(b) promulgated under the Securities Act.

               "CASTLE STOCKHOLDER" shall mean the Stockholders so designated on Schedule A attached hereto.

               "COMMON STOCK" shall mean the Corporation's Common Stock, $.001 par value, as authorized on the date of this Agreement.

               "CORPORATION" shall have the meaning set forth in the first paragraph of this Agreement above.

               "DESIGNATED OFFERING" shall mean a firmly underwritten public offering registered under the Securities Act with an aggregate minimum gross offering price to the public of $25,000,000.

               "HORIZON STOCKHOLDER" shall mean the Stockholders so designated on Schedule A attached hereto.

               "NOTICE" shall have the meaning set forth in Section 2.1.

               "PERMITTED TRANSFER" shall mean a Shares Transfer (i) to a corporate Affiliate in the case of a transferring Horizon Stockholder that is a corporation, (ii) to any of its general or limited partners or any Affiliate thereof in the case of a transferring Horizon Stockholder that is a partnership,
(iii) to any spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit or to an estate or to a beneficiary thereunder, or for other bona fide estate planning purposes in the case of a transferring Horizon Stockholder that is an individual, (iv) from one Horizon Stockholder to another Horizon Stockholder whether pursuant to the Plan of Reorganization or otherwise, (v) to a financial institution as collateral to secure bona fide indebtedness of a Horizon Stockholder; or (vi) from Joseph A. Bonola, D.D.S. to David Jones, D.D.S. pursuant to that certain Settlement Agreement and Mutual Release dated August 5, 1996 (each, a "Permitted Transferee"); provided that prior to and as a condition of such Shares Transfer, such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement.

               "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

               "SALE SHARES" shall have the meaning set forth in Section 2.1.

               "SHARES TRANSFER" shall have the meaning set forth in Section
2.1.

               "STOCKHOLDERS" shall have the meaning set forth in the Preamble above.

                                   SECTION II
                             RIGHT OF FIRST REFUSAL

        2.1 COMMON STOCK. Except for sales and transfers contemplated elsewhere in this Agreement, if a Horizon Stockholder desires to transfer any or all of the Common Stock then owned by such Horizon Stockholder, whether acquired as of the date of this Agreement or thereafter ("Shares Transfer"), then at least sixty days prior to any Shares Transfer other than a Permitted Transfer, such Horizon Stockholder will give notice (the "Notice") to the Corporation and the Castle Stockholders of its intention to effect the Shares Transfer. The Notice will set forth (i) the number of shares of Common Stock to be sold by the Horizon Stockholder (the "Sale Shares"), (ii) the date or proposed date of the Shares Transfer and the name and address of the transferee, (iii) the principal terms of the Shares Transfer, including the cash or other property or consideration to be received upon such Shares Transfer, and (iv) the percentage which the number of Sales Shares constitutes with respect to the aggregate number of shares of Common Stock then held by the transferring Horizon Stockholder. Any transferee of Common Stock shall take such Common Stock subject to this Agreement, and if requested by the Corporation, shall execute a counterpart hereof, or similar instrument.

        2.2 CORPORATION'S OPTION The Corporation shall have the option, but not the obligation, to purchase the Sale Shares on the same terms as specified in the Notice. Within 20 days after the giving of the Notice, the Corporation shall give written notice to the transferring Horizon Stockholder and the Castle Stockholders stating whether or not it elects to exercise its option, the number of Sale Shares, if any, it elects to purchase, and a date and time for consummation of the purchase not less than 60 or more than 90 days after the giving of the Notice. Failure by the Corporation to give such notice within such time period shall be deemed an election by it not to exercise its option.

        2.3 CASTLE STOCKHOLDERS' OPTION If the Corporation fails to exercise the option with respect to all of the Sale Shares, the Castle Stockholders shall thereupon have the option, but not the obligation, to purchase the remaining Sale Shares on the same terms as specified in the Notice. After the expiration of the 20-day period in Section 2.2 hereof, but within 30 days after the giving of the Notice, any electing Castle Stockholder shall give written notice to the transferring Horizon Stockholder and the Corporation stating whether or not such Castle Stockholder elects to exercise its option, the number of Sale Shares, if any, such Castle Stockholder elects to purchase, and (unless a closing date has already been set) a date and time for consummation of the purchase not more than 90 days after the giving of such notice by the transferring Horizon Stockholder. Failure by such Castle Stockholder to give such notice within such time period shall be deemed an election by such Castle Stockholder not to exercise such Castle Stockholder's option. If more than one Castle

Stockholder exercises this option, each shall be entitled to purchase its pro rata portion of the remaining Sale Shares based on their relative respective ownerships of Common Stock.

        2.4 TRANSFERS VOID. Any attempted transfer in violation of the terms of this Article II shall be ineffective to vest in any transferee any interest held by the transferring Horizon Stockholder in the shares. Without limiting the foregoing, any purported Shares Transfer in violation of this Article II shall be ineffective as against the Corporation and the Castle Stockholders, and the Corporation and Castle Stockholders shall have a continuing right and option (but not an obligation), until the restrictions contained in this Article II terminate, to purchase the shares purported to be transferred by the Horizon Stockholder for a price and on terms the same as those at which the purported Shares Transfer was effected.

        2.5 TERMINATION OF RESTRICTIONS. The restrictions set forth in this
Article II shall be inapplicable to a Designated Offering and the provisions of this Article II shall terminate upon the consummation of a Designated Offering.

                                   SECTION III
                          LEGEND ON STOCK CERTIFICATES.

        Each certificate of the Horizon Stockholder representing shares of Common Stock of the Corporation owned by them shall bear the following legend:

               THE TRANSFER OF THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 9, 1996, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AMONG THE ISSUER AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS ARE FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER.

                                   SECTION IV
                           SEVERABILITY; GOVERNING LAW

        If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                                    SECTION V
                              BENEFITS OF AGREEMENT

        This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

                                   SECTION VI
                                    REMEDIES

        In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached, any party hereto may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

                                   SECTION VII
                                     NOTICES

        All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission to the telephone number set forth below, or such other number as may hereinafter be designated in writing by the recipient to the sender listing all parties, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

               a.     If to the Corporation, to:

                      Castle Dental Centers, Inc.
                      1360 Post Oak Boulevard, Suite 1300
                      Houston, Texas 77056
                      Attention:  President
                      Facsimile No. 713-513-1401

               b.     If to the Stockholders:

                      At the address that such Stockholder shall have furnished to the Corporation in writing

All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile transmission, on the date of transmission, and (c) in the case of mailing, on the third day after the posting thereof.

                                  SECTION VIII
                                     CHANGES

        The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Stockholders.

                                   SECTION IX
                                    CAPTIONS

        The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

                                    SECTION X
                               NOUNS AND PRONOUNS

        Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of names and pronouns shall include the plural and vice-versa.

                                   SECTION XI
                                MERGER PROVISION

        This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements between or among the parties relating thereto.

                                   SECTION XII
                                  COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         [The remainder of this page has been intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.

                                   CASTLE DENTAL CENTERS, INC.



                                   By:
                                           Jack H. Castle, Jr., President

                                   STOCKHOLDERS




                                   JACK H. CASTLE, JR., AS TRUSTEE OF THE CASTLE 1995 GIFT TRUST f/b/o JACK H. CASTLE, JR.


                                   CASTLE INTERESTS, LTD.



                                   By:
                                                  Jack H. Castle, Jr.
                                                  General Partner



                                   By:
                                                  Jack H. Castle, D.D.S.
                                                  General Partner



                                   By:
                                                  Loretta M. Castle
                                                  General Partner

                                   LISA G. CASTLE DONNELL, AS TRUSTEE OF THE
                                   CASTLE 1995 GIFT TRUST f/b/o LISA G. CASTLE
                                   DONNELL




                                   JACK H. CASTLE, D.D.S.




                                   LORETTA M. CASTLE


                                   N. A. DENTAL SERVICES, P.C.

                                   By:________________________________________

                                   Name:______________________________________

                                   Title______________________________________


                                   EFW DENTAL SERVICES, P.C.

                                   By:________________________________________

                                   Name:______________________________________

                                   Title:_____________________________________

                                   HDC DENTAL SERVICES, P.C.

                                   By:________________________________________

                                   Name:______________________________________

                                   Title:_____________________________________


                                   MIDCITIES DENTAL SERVICES, P.C.

                                   By:________________________________________

                                   Name:______________________________________

                                   Title:_____________________________________


                                   NEFW DENTAL SERVICES, P.C.

                                   By:________________________________________

                                   Name:______________________________________

                                   Title:_____________________________________


                                   WEST FT. WORTH DENTAL SERVICES, P.C.

                                   By:________________________________________

                                   Name:______________________________________

                                   Title:_____________________________________

                                   -------------------------------------------
                                   Joseph A.  Bonola, D.D.S.

                                   -------------------------------------------
                                   Kristen Bonola

                                   -------------------------------------------
                                   Larry Charles Jackson

                                   SCHEDULE A

                              HORIZON STOCKHOLDERS

BEFORE THE LIQUIDATION AND DISSOLUTION CONTEMPLATED BY THE PLAN OF
REORGANIZATION

        NAME                                              SHARES HELD

        EFW Dental Centers, P.C.                          20,555
        NEFW Dental Centers, P.C.                         67,778
        HDC Dental Services, P.C.                         62,778
        Midcities Dental Services, P.C.                   68,889
        West Ft. Worth Dental Services, P.C.              57,778
        N.  A.  Dental Services, P.C.                     47,222

AFTER THE LIQUIDATION AND DISSOLUTION CONTEMPLATED BY THE PLAN OF REORGANIZATION

        NAME                                              SHARES HELD

        Joseph A.  Bonola, D.D.S.                         320,000
        Larry C.  Jackson, D.D.S.                           5,000

                               CASTLE STOCKHOLDERS

            NAME                                    SHARES OWNED OF RECORD

Jack H. Castle, Jr., Trustee                              1,428,000
Castle Interests, Ltd                                     1,028,000
Lisa G. Castle Donnell, Trustee                             116,000
Jack H. Castle                                              714,000
Loretta Castle                                              714,000

                                TABLE OF CONTENTS

SECTION I
        DEFINITIONS............................................................1

SECTION II
        RIGHT OF FIRST REFUSAL.................................................2

SECTION III
        LEGEND ON STOCK CERTIFICATES...........................................4

SECTION IV
        SEVERABILITY; GOVERNING LAW............................................4

SECTION V
        BENEFITS OF AGREEMENT..................................................4

SECTION VI
        REMEDIES...............................................................5

SECTION VII
        NOTICES................................................................5

SECTION VIII
        CHANGES................................................................5

SECTION IX
        CAPTIONS...............................................................6

SECTION X
        NOUNS AND PRONOUNS.....................................................6

SECTION XI
        MERGER PROVISION.......................................................6

SECTION XII
        COUNTERPARTS...........................................................6

                                       -i-

================================================================================

                             STOCKHOLDERS' AGREEMENT

                                  BY AND AMONG

                           CASTLE DENTAL CENTERS, INC.
                                 AND THE PERSONS
                                    LISTED ON
                                SCHEDULE A HERETO

                           DATED: AS OF AUGUST 9, 1996

================================================================================

                                      -ii-